Exhibit 99.1

First Quarter 2019 Earnings Results

TPG Specialty Lending, Inc. Reports First Quarter Net Investment Income Per Share of $0.41 and NAV Per Share of $16.34; Declares a First Quarter Supplemental Dividend Per Share of $0.01 and a Second Quarter Base Dividend Per Share of $0.39

NEW YORK—May 2, 2019— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $26.6 million, or $0.41 per share, and net income of $38.7 million, or $0.59 per share, for the first quarter ended March 31, 2019. Reported net asset value per share was $16.34 at March 31, 2019 as compared to $16.25 at December 31, 2018.

Annualized return on equity (ROE) for the first quarter 2019 was 10.0% and 14.5% on a net investment income and a net income basis, respectively. ROE for the trailing twelve month period ended March 31, 2019 was 11.7% on a net income basis.

The Company announced that its Board of Directors has declared a second quarter 2019 base dividend of $0.39 per share for stockholders of record as of June 14, 2019, payable on July 15, 2019. The Company’s Board of Directors also declared a first quarter 2019 supplemental dividend of $0.01 per share for stockholders of record as of May 31, 2019, payable on June 28, 2019.

Following the passing of the Small Business Credit Availability Act (the “SBCAA”) in March 2018, the Company believes that the long-term fundamental earnings power of its business and the sector has changed. In addition, the Company believes that the SBCAA provides significantly more financial flexibility and eases prior constraints, which allow for more degrees of freedom in the Company’s approach to its capital allocation framework. Consequently, the Company reviewed its existing stock repurchase plan to determine the appropriate adjustments to reflect the enhanced earnings power and greater financial flexibility of the business.

As a result of this review, yesterday, the Company’s Board of Directors approved an amendment to its existing stock repurchase plan (“Company 10b5-1 Plan”), which the Company and its Board believe is in the best interest of its stockholders. Instead of repurchasing shares of the Company’s common stock on its behalf at market prices just below the Company’s most recently reported net asset value per share, the Company’s agent will do so at market prices just below 1.05x the most recently reported net asset value per share, less the amount of any supplemental dividend declared for that quarter but not yet reflected in the most recently reported net asset value per share. This corresponds to a market price of $17.15 based on Q1 2019 pro forma NAV per share of $16.33. The Board of Directors also approved the extension of the Company 10b5-1 Plan to November 30, 2019. Unless otherwise extended or terminated by its Board of Directors, the Company expects that the stock repurchase plan will be in effect through the earlier of November 30, 2019, or such time as the approved $50 million repurchase amount has been fully utilized, subject to certain conditions.

Net Investment Income
Q1 2019 ($MM):	$26.6
Q1 2019 (per share):	$0.41

Net Income
Q1 2019 ($MM):	$38.7
Q1 2019 (per share):	$0.59

NAV
Q1 2019 ($MM):	$1,074
Q1 2019 (per share):	$16.34
Q1 2019 (per share, PF):	$16.33

ROE
Q1 2019 Annualized (NII): Q1 2019 Annualized (NI):	10.0% 14.5%
LTM Q1 2019 (NI):	11.7%

Dividend (per share)
Q1 2019 (Supp.):	$0.01
Q2 2019 (Base):	$0.39
LTM Q1 2019 (Supp.):	$0.26
LTM Q1 2019 (Base): LTM Q1 2019 (Total):	$1.56 $1.82

Portfolio and Investment Activity

For the three months ended March 31, 2019, gross originations totaled $179.4 million. This compares to $373.4 million for the three months ended December 31, 2018.

For the three months ended March 31, 2019, the principal amount of new investments funded was $145.3 million in four new portfolio companies and four existing portfolio companies. For this period, the Company had $33.1 million aggregate principal amount in exits and repayments.

For the quarter ended December 31, 2018, the principal amount of new investments funded was $147.7 million in four new portfolio companies and six existing portfolio companies. For this period, the Company had $382.6 million aggregate principal amount in exits and repayments.

As of March 31, 2019 and December 31, 2018, the Company had investments in 48 and 46 portfolio companies with an aggregate fair value of $1,824.9 million and $1,706.0 million, respectively. As of March 31, 2019, the average investment size in each portfolio company was $38.0 million based on fair value.

As of March 31, 2019, the portfolio based on fair value consisted of 97.4% first-lien debt investments, 0.2% second-lien debt investments, 0.1% mezzanine debt investments, and 2.3% equity and other investments.

As of December 31, 2018, the Company’s portfolio based on fair value consisted of 96.9% first-lien debt investments, 0.2% second-lien debt investments, 0.2% mezzanine debt investments, and 2.7% equity and other investments. As of March 31, 2019 and December 31, 2018, approximately 97.6% and 97.1% of the portfolio was invested in secured debt, respectively.

As of March 31, 2019, 99.7% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 93.9% of these subject to interest rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Notes and other Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of March 31, 2019 and December 31, 2018, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.4% and 11.6%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.6% and 11.7%, respectively.

As of March 31, 2019, 100% of the portfolio at fair value was meeting all payment and covenant requirements, and no investments were on non-accrual status.

Gross Originations
$179.4MM

Net Fundings
$112.2MM

Average Investment Size
$38.0MM (2.1% of the portfolio at fair value)

First Lien Debt Investments (% FV)
97.4%

Secured Debt Investments (% FV)
97.6%

Weighted Average Portfolio Yields
Yield at Fair Value:	11.4%
Yield at Amortized Cost:	11.6%

Results of Operations for the Three Months Ended March 31, 2019

Investment Income

For the three months ended March 31, 2019 and 2018, investment income totaled $52.5 million and $57.8 million, respectively. The decrease in investment income was primarily driven by lower prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns and lower syndication and other fees.

Expenses

Net expenses totaled $25.5 million and $25.7 million for the three months ended March 31, 2019 and 2018, respectively. The decrease in net expenses was primarily due to a decrease in incentive fees, partially offset by an increase in interest expense as a result of an increase in the average LIBOR on outstanding debt.

Liquidity and Capital Resources

As of March 31, 2019, the Company had $9.7 million in cash and cash equivalents, including $5.6 million of restricted cash, total principal value of debt outstanding of $743.5 million, and $864.0 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 4.7% and 4.5% for the three months ended March 31, 2019 and December 31, 2018, respectively. Average debt to equity was 0.66x and 0.71x during the three months ended March 31, 2019 and December 31, 2018, respectively.

Total Investment Income
$52.5MM

Net Expenses
$25.5MM

Total Principal Debt Outstanding
$743.5MM

Available Liquidity
$864.0MM

Debt-to-Equity Ratio
Q1 2019 Quarter End:	0.69x
Q1 2019 Average(1):	0.66x

(1)

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on May 3, 2019. Please visit TSLX’s webcast link located on the Events & Presentations page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508
International: +1 (253) 237-1122
Conference ID: 8996867

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on May 3 through May 9 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056
International: +1 (404) 537-3406
Conference ID: 8996867

Financial Highlights

(Amounts in millions, except per share amounts)

	Three Months Ended
	(unaudited)
	March 31, 2019	December 31, 2018	March 31, 2018
Investments at Fair Value	$1,824.9	$1,706.0	$1,909.3
Total Assets	$1,849.5	$1,730.3	$1,930.1
Net Asset Value Per Share	$16.34	$16.25	$16.27
Supplemental Dividend Per Share	$0.01	$0.12	$0.06
Pro Forma Net Asset Value Per Share(1)	$16.33	$16.13	$16.21

Investment Income	$52.5	$74.7	$57.8
Net Investment Income	$26.6	$44.1	$31.2
Net Income	$38.7	$14.2	$33.8

Net Investment Income Per Share	$0.41	$0.67	$0.51
Net Realized and Unrealized Gains (and Losses) Per Share	$0.18	$(0.45)	$0.05
Net Income Per Share	$0.59	$0.22	$0.56
Annualized Return on Equity (Net Investment Income)(2)	10.0%	16.4%	12.7%
Annualized Return on Equity (Net Income)(2)	14.5%	5.3%	13.8%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	11.4%	11.6%	11.1%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	11.6%	11.7%	11.2%
Percentage of Debt Investment Commitments at Floating Rates (3)	99.7%	99.7%	100.0%

(1)	Pro Forma Net Asset Value Per Share gives effect to the supplemental dividend declared related to earnings in the applicable period.
(2)	Return on equity is calculated using prior period’s ending net asset value per share.
(3)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

Financial Statements and Tables

TPG Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2019	2018
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,649,133 and $1,546,780, respectively)	$1,680,699	$1,565,532
Non-controlled, affiliated investments (amortized cost of $90,305 and $84,602, respectively)	90,062	83,932
Controlled, affiliated investments (amortized cost of $86,281 and $85,018, respectively)	54,100	56,505
Total investments at fair value (amortized cost of $1,825,719 and $1,716,400, respectively)	1,824,861	1,705,969
Cash and cash equivalents (restricted cash of $5,622 and $7,303, respectively)	9,650	10,575
Interest receivable	9,601	8,829
Prepaid expenses and other assets	5,408	4,951
Total Assets	$1,849,520	$1,730,324
Liabilities
Debt (net of deferred financing costs of $17,708 and $15,508, respectively)	$724,521	$608,007
Management fees payable to affiliate	6,622	7,069
Incentive fees payable to affiliate	5,650	9,356
Dividends payable	25,594	25,499
Other payables to affiliate	2,426	1,621
Other liabilities	10,643	15,570
Total Liabilities	775,456	667,122
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 65,802,042 and 65,501,897 shares issued, respectively; and 65,712,962 and 65,412,817 shares outstanding, respectively	658	655
Additional paid-in capital	997,198	991,919
Treasury stock at cost; 89,080 and 89,080 shares held, respectively	(1,359)	(1,359)
Distributable earnings	77,567	71,987
Total Net Assets	1,074,064	1,063,202
Total Liabilities and Net Assets	$1,849,520	$1,730,324
Net Asset Value Per Share	$16.34	$16.25

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$46,523	$47,967
Dividend income	—	195
Other income	2,078	5,819
Total investment income from non-controlled, non-affiliated investments	48,601	53,981
Investment income from non-controlled, affiliated investments:
Interest from investments	2,411	—
Other income	31	—
Total investment income from non-controlled, affiliated investments	2,442	—
Investment income from controlled, affiliated investments:
Interest from investments	1,439	3,734
Other income	5	52
Total investment income from controlled, affiliated investments	1,444	3,786
Total Investment Income	52,487	57,767
Expenses
Interest	10,369	9,070
Management fees	6,622	6,660
Incentive fees	5,650	6,608
Professional fees	1,295	2,112
Directors’ fees	135	106
Other general and administrative	1,478	1,238
Total expenses	25,549	25,794
Management and incentive fees waived	—	(63)
Net Expenses	25,549	25,731
Net Investment Income Before Income Taxes	26,938	32,036
Income taxes, including excise taxes	300	850
Net Investment Income	26,638	31,186
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	12,813	8,339
Non-controlled, affiliated investments	427	—
Controlled, affiliated investments	(3,667)	(3,371)
Translation of other assets and liabilities in foreign currencies	(1,432)	(981)
Interest rate swaps	3,319	(4,194)
Total net change in unrealized gains (losses)	11,460	(207)
Realized gains (losses):
Non-controlled, non-affiliated investments	180	2,645
Controlled, affiliated investments	570	—
Foreign currency transactions	(103)	212
Total net realized gains	647	2,857
Total Net Unrealized and Realized Gains (Losses)	12,107	2,650
Increase in Net Assets Resulting from Operations	$38,745	$33,836
Earnings per common share—basic and diluted	$0.59	$0.56
Weighted average shares of common stock outstanding—basic and diluted	65,595,441	60,840,459

The Company’s investment activity for the three months ended March 31, 2019 and 2018 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	March 31, 2019	March 31, 2018
New investment commitments:
Gross originations	$179.4	$564.6
Less: Syndications/sell downs	27.0	232.9
Total new investment commitments	$152.4	$331.7
Principal amount of investments funded:
First-lien	$144.0	$311.0
Second-lien	—	—
Mezzanine	—	—
Equity and other	1.3	2.5
Total	$145.3	$313.5
Principal amount of investments sold or repaid:
First-lien	$30.4	$93.9
Second-lien	—	—
Mezzanine	—	—
Equity and other	2.7	12.1
Total	$33.1	$106.0
Number of new investment commitments in new portfolio companies	4	7
Average new investment commitment amount in new portfolio companies	$34.8	$47.4
Weighted average term for new investment commitments in new portfolio companies (in years)	5.4	5.7
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—	—
Weighted average interest rate of new investment commitments	10.0%	10.0%
Weighted average spread over LIBOR of new floating rate investment commitments	7.4%	7.8%
Weighted average interest rate on investments sold or paid down	10.6%	11.4%

About TPG Specialty Lending

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Sixth Street Partners (TSSP), a global finance and investment firm with over $30 billion of assets under management as of December 31, 2018. TSSP is in a strategic partnership with TPG, the global alternative asset firm. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Investors:

Lucy Lu, 212–601-4753

IRTSL@tpg.com

Media:

Patrick Clifford, 617-793-2004

PClifford@tssp.com